Exhibit 5.1

MASLON EDELMAN BORMAN & BRAND, LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Tel: (612) 672-8200

August 21, 2014

GWG Holdings, Inc.

220 South Sixth Street, Suite 1200

Minneapolis, Minnesota 55402

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for GWG Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (Registration Statement No. 333-195505), as amended (the “Registration Statement”), under the Securities Act of 1933 in connection with the public offering of up to 1,250,000 shares of the Company’s common stock, $.001 par value per share, (the “Shares”) to be issued and sold by the Company in the manner specified in the prospectus contained within the Registration Statement and an underwriting agreement substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and the underwriters (the “Underwriting Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that when (i) specifically authorized for issuance and sale by final resolutions adopted by the Company’s Board of Directors or an authorized committee thereof, as contemplated in the Registration Statement, without the rescission of such resolutions (the “Authorizing Resolutions”), (ii) the Registration Statement shall have become effective under the Securities Act of 1933 and an appropriate final prospectus has been filed with the Commission describing the Common Stock offered thereby, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and corporate bylaws, each as restated and/or amended to date, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Common Stock entitled to so rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ MASLON EDELMAN BORMAN & BRAND, LLP

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